Exhibit 1(dd)

BLACKROCK VARIABLE SERIES FUNDS, INC.

ARTICLES SUPPLEMENTARY

BLACKROCK VARIABLE SERIES FUNDS, INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with the authority to issue Fourteen Billion Three Hundred Ten Million (14,310,000,000) shares of capital stock as follows:

Classes	Number of Authorized Shares

BlackRock Managed Volatility V.I. Fund
Class I	100,000,000
Class II	100,000,000
Class III	100,000,000
BlackRock Basic Value V.I. Fund
Class I	300,000,000
Class II	100,000,000
Class III	100,000,000
BlackRock Total Return V.I. Fund
Class I	600,000,000
Class II	100,000,000
Class III	100,000,000
BlackRock Government Money Market V.I. Fund
Class I	3,300,000,000
Class II	1,300,000,000
Class III	1,300,000,000
BlackRock Capital Appreciation V.I. Fund
Class I	100,000,000
Class II	100,000,000
Class III	100,000,000
BlackRock Global Allocation V.I. Fund
Class I	200,000,000
Class II	200,000,000
Class III	1,500,000,000
BlackRock Global Opportunities V.I. Fund
Class I	100,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock U.S. Government Bond V.I. Fund

Class I	300,000,000
Class ll	100,000,000
Class III	100,000,000

BlackRock High Yield V.I. Fund

Class I	200,000,000
Class ll	100,000,000
Class III	100,000,000

BlackRock S&P 500 Index V.I. Fund

Class I	100,000,000
Class ll	100,000,000
Class III	100,000,000

BlackRock International V.I. Fund

Class I	100,000,000
Class ll	100,000,000
Class III	100,000,000

BlackRock Large Cap Core V.I. Fund

Class I	200,000,000
Class ll	100,000,000
Class III	100,000,000

BlackRock Large Cap Growth V.I. Fund

Class I	100,000,000
Class ll	100,000,000
Class III	100,000,000

BlackRock Large Cap Value V.I. Fund

Class I	100,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock Equity Dividend V.I. Fund

Class I	100,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock Value Opportunities V.I. Fund

Class I	100,000,000
Class II	100,000,000
Class III	10,000,000

BlackRock iShares Alternative Strategies V.I. Fund

Class I	100,000,000
Class III	100,000,000

BlackRock iShares Dynamic Allocation V.I. Fund

Class I	100,000,000
Class Ill	100,000,000

BlackRock iShares Dynamic Fixed Income V.I. Fund

Class I	100,000,000
Class III	100,000,000

BlackRock iShares Equity Appreciation V.I. Fund

Class I	100,000,000
Class III	100,000,000
Total:	13,810,000,000

The remainder of the authorized capital stock of the Corporation, Five Hundred Million (500,000,000) shares, is not designated or classified as to any class or series. All shares of capital stock of the Corporation, including the shares of capital stock which are not designated as to any class or series, have a par value of Ten Cents ($0.10) per share and an aggregate par value of One Billion Four Hundred Thirty One Million Dollars ($1,431,000,000).

SECOND: Pursuant to authority vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the charter of the Corporation, the Board of Directors hereby classifies Two Hundred Million (200,000,000) authorized but unissued and unclassified shares of capital stock of the Corporation as BlackRock Global Allocation V.I. Fund Class I.

THIRD: After the reclassification of the authorized but unissued and unclassified shares of capital stock of the Corporation, the Corporation will have the authority to issue Fourteen Billion Three Hundred Ten Million (14,310,000,000) shares of capital stock as follows:

Classes	Number of Authorized Shares

BlackRock Managed Volatility V.I. Fund

Class I	100,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock Basic Value V.I. Fund

Class I	300,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock Total Return V.I. Fund

Class I	600,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock Government Money Market V.I. Fund

Class I	3,300,000,000
Class II	1,300,000,000
Class III	1,300,000,000

BlackRock Capital Appreciation V.I. Fund

Class I	100,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock Global Allocation V.I. Fund

Class I	400,000,000
Class II	200,000,000
Class III	1,500,000,000

BlackRock Global Opportunities V.I. Fund

Class I	100,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock U.S. Government Bond V.I. Fund

Class I	300,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock High Yield V.I. Fund

Class I	200,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock S&P 500 Index V.I. Fund

Class I	100,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock International V.I. Fund

Class I	100,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock Large Cap Core V.I. Fund

Class I	200,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock Large Cap Growth V.I. Fund

Class I	100,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock Large Cap Value V.I. Fund

Class I	100,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock Equity Dividend V.I. Fund

Class I	100,000,000
Class II	100,000,000
Class III	100,000,000

BlackRock Value Opportunities V.I. Fund

Class I	100,000,000
Class II	100,000,000
Class III	10,000,000

BlackRock iShares Alternative Strategies V.I. Fund

Class I	100,000,000
Class III	100,000,000

BlackRock iShares Dynamic Allocation V.I. Fund

Class I	100,000,000
Class III	100,000,000

BlackRock iShares Dynamic Fixed Income V.I. Fund

Class I	100,000,000
Class III	100,000,000

BlackRock iShares Equity Appreciation V.I. Fund

Class I	100,000,000
Class III	100,000,000
Total:	14,010,000,000

The remainder of the authorized capital stock of the Corporation, Three Hundred Million (300,000,000) shares, is not designated or classified as to any class or series. All shares of capital stock of the Corporation, including the shares of capital stock which are not designated as to any class or series, will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of One Billion Four Hundred Thirty One Million Dollars ($1,431,000,000).

FOURTH: All of the shares of the Corporation's capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation's charter.

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IN WITNESS WHEREOF, BLACKROCK VARIABLE SERIES FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 6th day of June 2016.

ATTEST:	BLACKROCK VARIABLE SERIES FUNDS, INC.

Ben Archibald	By:	Neal J. Andrews
Secretary		Chief Financial Officer